Exhibit 10.5

                                   DrugMax.com

                            ------------------------
                                Statement of Work
                                        &
                            Network Access Agreement
                            ------------------------

                              [LOGO]PURCHASEPRO.COM

                              PurchasePro.com, Inc.
                         3291 N. Buffalo Drive, Suite 2
                               Las Vegas, NV 89129
                               702-316-7000 Phone
                                702-316-7001 Fax
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                                                   DrugMax.com Statement of Work
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THIS AGREEMENT is entered into effective February 15, 2000 (hereinafter the
"Effective Date of this Agreement"), between PURCHASEPRO.COM INC. (hereinafter "PPRO"), with its offices at 3291 N. Buffalo Drive, Suite 2, Las Vegas, NV
89129, and DrugMax.com, Inc. (hereinafter "Customer"), with its offices at 12505 Starkey Road, Suite A, Largo, FL 33733. PPRO is the owner of a computer-based information network (the "PPRO Network"). Information about goods and services and a profile of each vendor will be accessible by Customer using the PPRO Network pursuant to this Agreement.

TABLE OF CONTENTS

1.0   Confidentiality

2.0   Business Objective

3.0   Executive Summary

4.0   Functionality
      4.1 Features
      4.2 Hardware and Software Requirements

5.0   Project Implementation
      5.1 Phase I (Setup)
      5.2 Phase II (Full Implementation)

6.0   Responsibilities and Deliverables
      6.1 DrugMax.com
      6.2 PurchasePro.com

7.0   Financial Considerations
      7.1 PurchasePro.com
      7.2 Terms of Payment

8.0   Network Access

9.0   Mutual Nondisclosure

                                                   DrugMax.com Statement of Work
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1.0 CONFIDENTIALITY

      This document contains proprietary information regarding PurchasePro.com Inc. and is not to be disclosed in whole, or in part, for any other reason than to evaluate this proposal. A mutual nondisclosure agreement is in effect for the duration of this agreement; see Section 9.0.

2.0 BUSINESS OBJECTIVE

      PurchasePro.com will deliver a Virtual Private Marketplace (VPM) and desktop purchasing solution that DrugMax.com will offer to its clients to its DrugMax.com WebSite.

3.0 EXECUTIVE SUMMARY

      PurchasePro.com will design and develop a "sell-side" private e-marketplace labeled to include the marks and logos of DrugMax.com and powered by PurchasePro.com. This custom e-marketplace will be utilized within the DrugMax.com site. PurchasePro.com will grant DrugMax.com administrative rights to determine what classifications, vendors and products are seen by their clients. PurchasePro.com will waive all "buyers only" fees for DrugMax.com clients.

      DrugMax.com's Private e-MarketPlace will have access to PurchasePro's National Preferred Provider agreements. DrugMax.com will also be allowed to pull vendors and classifications from PurchasePro.com's public network into their Private Marketplace.

      PurchasePro.com's development and unlimited buyer license fee for private e-Marketplace will be issued in the form of 200,000 DrugMax.com Warrants exercisable at $15 and revenue sharing will take place on transactions and subscriptions resulting from the DrugMax.com Marketplace. For the hosting, archiving, maintenance and recurring customization of the private e-Marketplace, DrugMax.com will guarantee PurchasePro.com at least $80,000 in annual transaction revenue.

      DrugMax.com plans to use the sell-side e-Marketplace to primarily sell pharmaceuticals and health supplements as well as the value added services from PurchasePro.com's preferred providers.

4.0 FUNCTIONALITY

      4.1 Features

      Listed below are a few of the PurchasePro.com features:

      o Each DrugMax.com client will have a unique ID and Password that are necessary to gain entry into system and validate the user

      o     Online Buyer Registration

      o     Buyer-to-vendor two-way messaging capability

      o Complete search engine capability to find vendors, products, orders, etc.

      o     Contracted vendors can load all items with current pricing

      o Access and select products from electronic catalogs and place paperless purchase orders directly with PurchasePro.com's database of vendors and with DrugMax.com's Preferred Vendors
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                                                   DrugMax.com Statement of Work
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      o     Requisitioning functionality

      o     Track all purchase orders that DrugMax.com clients place

      o Clients can reduce the overall time involved with placing recurring weekly or bi-weekly orders by using the favorite order function

      o     Save purchase orders to be copied, and reused

      o     View order history

      o Generate reports on usage by clients including client specific reports, vendor specific reports, and regional reporting

      o     Bidding

      4.2 Hardware and Software Requirements

      Browser Application (User Level)

      o     Internet connection (any ISP) at least 28.8 kpbs

      o Any web browser that supports Java Script and Secure Sockets Layer (for example: Netscape Navigator 3.0 or better, MS Internet Explorer
            3.0 or better)

      o     Microsoft Office

      o Any operating system that can "surf the web" using a standard browser

      Administration Group Utility (Marketplace Regulator)

      o     Pentium 133 or better

      o     32MB RAM (64MB recommended for NT)

      o     50MB of available hard disk space

      o     Windows 95/98 or Windows NT 4.0

      o     CD-ROM or 3.5" disk drive

      o 1MB PCI Video Card in 800X600 pixels (2MB recommended for Hi-Res image scanning)

      o     MS Internet Explorer 4.01 SP2

      o     Internet connection (any ISP) at least 28.8 kpbs

      Catalog Maintenance Utility (Vendor who maintains own catalog)

      o     Pentium 133 or better

      o     32MB RAM (64MB recommended for NT)

      o     50MB of available hard disk space

      o     Windows 95/98 or Windows NT 4.0

      o     CD-ROM or 3.5" disk drive

      o 1MB PCI Video Card in 800X600 pixels (2MB recommended for Hi-Res image scanning)

      o     MS Internet Explorer 4.01 SP2

      o     Internet connection (any ISP) at least 28.8 kpbs

                                                   DrugMax.com Statement of Work
--------------------------------------------------------------------------------

5.0 PROJECT IMPLEMENTATION

      5.1 Phase I (Setup)

      Scope of Work

      o     Vendor and preferred agreement selection

      o     Analyze current work flow

      o     Create and test new processes

      o     Buyer and Vendor account setup/test

      o     Build Custom Browser Skin

      o     Create and test e-Marketplace/e-Catalogs

      o     Train e-Marketplace Regulator

      o     Integration (hyperlink) to current web site

      o     Train beta users

      o     Beta Test and signoff system preparation for Phase II rollout

      Timing

      o Mockup of Custom Browser Skin will be available for DrugMax.com's approval within 30 days of execution of this agreement

      o Custom Browser Skin available for testing 30 days after DrugMax.com's approval of mockup

      o Beta test to last 30 to 80 days after Custom Browser Skin available for testing

      o Vendor data will be loaded into the catalog within 14 days of both receipt of properly formatted data from the vendor and approval and/or selection of the data by DrugMax.com

      5.2 Phase II (Full Implementation/Rollout)

      Scope of Work

      o     Implement new processes DrugMax.com-wide

      o     Train DrugMax.com staff

      o     All vendors in VPM

      o     All buyers and vendors accounts setup/tested

      o As vendors are added to the Private Marketplace, they will be responsible for building their electronic catalogs within the DrugMax.com marketplace

      Timing

      o     Full rollout to last 30-60 days

      o As DrugMax.com signs on new buyers as well as new buyers/suppliers those accounts will be set up on an ongoing basis. New buyers/suppliers wanting catalogs will be responsible for building and maintaining their products using the Catalog Maintenance
            Utility. DrugMax.com buyers/suppliers will get the same startup kits and phone customer support given to all PurchasePro.com clients.
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                                                   DrugMax.com Statement of Work
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6.0 RESPONSIBILITIES AND DELIVERABLES

      6.1 DrugMax.com agrees to the following after signing of contract:

      o DrugMax.com will designate a Project Manager with decision-making authority to see that DrugMax.com's responsibilities under this Agreement are met.

      o Said Project Manager, and any other key designated executive(s) with decision-making authority will (1) follow-up on all matters related to DrugMax.com's responsibilities toward contacting its vendors and emphasizing the importance of said vendors signing up for the PurchasePro.com Network, and (2) have the authority to carry out the terms of this Section 6.0, including producing all deliverables required under this Agreement.

      o Provide all data necessary to build the DrugMax.com Purchasing Electronic Marketplace. All information must be provided in the precise format set forth by PurchasePro.com.

      o Provide a complete list of vendors and list of all categories that will populate the Electronic Marketplace.

      o     Specify the design for the look and feel of the Custom Browser Skin.

      o Communicate with current clients informing them of DrugMax.com's decision to work with PurchasePro.com to implement its electronic commerce initiative.

      o Provide all computer hardware and software for DrugMax.com and corporate staff to access the PurchasePro.com Network.

      o Determine the best method of connectivity to the electronic catalog and ordering system for DrugMax.com (i.e. ISP, ISDN, T1).

      o DrugMax.com will designate individual(s) to be trained by PurchasePro.com. This/These individual(s) will be responsible for training all DrugMax.com users.

      o PurchasePro.com's use of the DrugMax.com name as a marketing tool to existing clients and potential clients. PurchasePro.com sends out marketing materials that list some of our customers.

                                                   DrugMax.com Statement of Work
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      6.2 PurchasePro.com agrees to the following after signing of contract:

      o     Provide pre-installation. Project Management services per Section
            7.0 of this agreement including project coordination.

      o Provide Network Access and any upgrades to all DrugMax.com Buyers per Section 7.0 of this agreement.

      o Provide a Custom Browser Skin based on initial design supplied by DrugMax.com per Section 7.0 of this agreement.

      o Host the DrugMax.com Electronic Marketplace per Section 7.0 of this agreement.

      o Provide initial training by PurchasePro.com employees for DrugMax.com users through PurchasePro.com's "train the trainer" program. Under the train the trainer program, PurchasePro.com will train selected DrugMax.com representatives who then will train remaining DrugMax.com clients. When available, CD-ROM and web-based training and a training manual will be provided at no charge to DrugMax.com.

      o Provide on-going telephone customer support and help desk coverage to all DrugMax.com buyers and Preferred Vendors per Section 7.0 of this agreement. Such support and help desk coverage to be available on the same timetable and using the same methods as such services are made available to any other PurchasePro.com customer.

      o Provide the following catalog services per Section 7.0 of this agreement:

            o     Vendor data entry available at extra cost

            o     Catalog Maintenance Utility training for all DrugMax.com
                  vendors
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                                                   DrugMax.com Statement of Work
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7.0 FINANCIAL CONSIDERATIONS

      7.1 PurchasePro.com Virtual Private Marketplace Fee Schedule

--------------------------------------------------------------------------------
        NATURE OF SERVICES                              PRICE
--------------------------------------------------------------------------------
ONE-TERM NETWORK ACCESS FEE

Includes buyer and vendor account setup      INCLUDED IN MARKETPLACE DEVELOPMENT
and buyer license.
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CUSTOM BROWSER SKIN

The design of a custom skin for
DrugMax.com to give the marketplace
DrugMax.com's branding identity.             INCLUDED IN MARKETPLACE DEVELOPMENT
DrugMax.com must approve and sign-off on the final version of the skin.
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MARKETPLACE DEVELOPMENT

Importing selected catalogs, vendors and        200,000 DRUGMAX.COM WARRANTS
CLASSIFICATIONS. BIDDING, PURCHASE              EXERCISABLE AT A PRICE OF $15
Orders, Receiving, Messaging, Reporting,
Spending limits and workflow rules
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REVENUE SHARING

o DrugMax.com Transaction Revenues          *DEFINITION OF TRANSACTION REVENUES
                                                   AND %'S TO BE DETERMINED

O PURCHASEPRO.COM PREFERRED PROVIDER        *DEFINITION OF TRANSACTION REVENUES
  AGREEMENTS                                       AND %'S TO BE DETERMINED

O ADVERTISING, SUBSCRIPTION AND SLOTTING           50% PURCHASEPRO.COM
  FEES DERIVED FROM THE DRUGMAX.COM                  50% DRUGMAX.COM
  e-Marketplace
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ANNUAL MAINTENANCE FEES

Includes customer support for all               DRUGMAX.COM WILL GUARANTEE
MEMBERS OF THE MARKETPLACE, SYSTEM       PURCHASEPRO.COM AT LEAST $80,000 IN NET
MAINTENANCE, HOSTING, AND SOFTWARE        TRANSACTION REVENUE GENERATED FROM THE
UPGRADES AND SERVICE PACKS.                    ABOUT REVENUE SHARING LAYOUT.
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

                                                   DrugMax.com Statement of Work
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      7.2 TERMS OF PAYMENT

      DrugMax.com shall issue to PurchasePro.com, Inc. a warrant to acquire Two Hundred Thousand (200,000) shares of common stock of DrugMax.com. The Warrant shall be exercisable for six (6) months from the date of this Agreement at an exercise price per share of Fifteen Dollars ($15.00), as adjusted to reflect any stock dividend, stock split, or other conversion of the number of shares of the Company into a different number of shares, however denominated.

      In the event that the guaranteed annual transaction revenues ($80,000) are not met at the end of each fiscal year, DrugMax.com shall pay the difference upon invoice by PurchasePro.com.

8.0 NETWORK ACCESS

      8.1 TERM

      PPRO agrees to provide Customer with the computer service that will allow access to the PPRO Network by Customer. Exact terms and conditions of this contract will be noted in the attached Statement of Work document incorporated herein by this reference. This Agreement, unless terminated earlier by mutual agreement of the parties, shall expire on February 15, 2003. Prior to the end of the initial agreement, Customer must notify PPRO, and PPRO must notify Customer in writing of their respective intent to renew. Upon such written notifications to continue service, this contract will be renewed for an additional one (1) year term. The renewal shall contain the same terms and conditions of this agreement except, initial payment costs, including the one time network access fee, initial training fee, and initial catalog set up fees, shall not be payable by Customer. All other terms, including the monthly maintenance fee and any additional catalog set up fees shall be on the same terms as set forth in the initial term of this Agreement. In addition to the right to payment for goods provided or services rendered by PPRO completely and strictly according to the terms of this Agreement prior to the effective date of termination, PPRO's remedies for any alleged breach of this Agreement by Customer shall include all legal remedies it may have, including monetary damages and injunctive relief, in connection with any breach by Customer of Customer's obligations under this Agreement. Following termination, Customer shall not be precluded or restricted in any manner whatsoever from separately transacting business with vendors who are or were participants in the PPRO Network. However, while this Agreement is in effect, and prior to PPRO's receipt of Customer's notice to terminate, PPRO may include Customer's name in promotional materials listing users of the PPRO Network with prior consent from Customer.

      8.2 CONFIDENTIALITY

      The PPRO Network contains computer software which is valuable proprietary information owned by PPRO and is treated as confidential (such software being referred to hereafter as "PPRO Proprietary Information"). Customer is granted a non-assignable, non-exclusive, fully revocable license to install or make available the PPRO Proprietary Information on any computers designated by the Customer and to use the PPRO Network and PPRO Proprietary Information during the term of this Agreement solely for Customer's use in its purchasing operations. Customer shall neither disclose, disseminate, or otherwise give the PPRO Proprietary Information to any other person,

                                                   DrugMax.com Statement of Work
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      firm, or organization or any employee or agent of Customer who does not need to obtain access thereto unless such information is, at the time of such disclosure or dissemination, already part of the public domain or known or available to Customer from a source other than PPRO. Under no circumstances may Customer modify, decompile, or reverse assemble any object code contained within the PPRO Proprietary Information. Nor may Customer copy, otherwise duplicate or use any of the PPRO Proprietary Information not already in Customer's possession as of the date of this Agreement or which becomes known or available to Customer from a source other than PPRO. Customer shall use reasonable efforts to ensure that all persons afforded access to the PPRO Proprietary Information refrain from any such unauthorized use, copying, or disclosure. Customer's obligations respecting the confidentiality of the PPRO Propriety Information shall survive termination of this Agreement and shall remain in effect for as long as Customer continues to possess or control any copyrighted PPRO Proprietary Information.

      8.3 WARRANTIES

      In recognition of the fact that the unauthorized disclosure, copying, or use of the PPRO Proprietary Information could cause irreparable harm and significant injury to PPRO, which may be difficult to measure with certainty or to compensate through damages, Customer agrees that any court in the State of Nevada may grant such injunctive or other equitable relief as appropriate to enforce the provisions of this Agreement. PPRO warrants and represents that it owns the rights in the PPRO network, including all necessary software, and has the power and authority to perform this Agreement. PPRO agrees to indemnify, defend and hold harmless Customer against any loss, liability, claim, or damage that Customer may incur should any third party successfully challenge PPRO's rights in the PPRO Network or any related software.

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                                                   DRUGMAX.COM STATEMENT OF WORK
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      8.4 ASSIGNABILITY

      Customer may not assign or transfer this Agreement or any interest herein (including, without limitation, rights and duties of performance) and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of PPRO, which consent may be withheld by PPRO in the sole and absolute exercise of its discretion.

      8.5 OWNERSHIP OF SUPPLIED DATA

      Under this Agreement, Customer and its vendors, customers and end users will be providing data to PPRO to be used in connection with the VPM (collectively, the "Supplied Data"). In addition, PPRO will become aware of certain confidential and proprietary business information of Customer, including but not limited to vendor and customer lists, pricing data, and methods of doing business (the "Customer Data"). PPRO acknowledges and agrees that the Supplied Data and the Customer Data is owned by Customer and/or its vendors, customers and end users. PPRO acknowledges and agrees that the Supplied Data and the Customer Data is of a confidential and proprietary nature, and PPRO agrees to hold and maintain all such data in strict confidence and not to use any such data except as permitted by this Agreement. PPRO shall use reasonable efforts to ensure that all persons afforded access to the Supplied Data and the Customer Data refrain from any unauthorized use, copying or disclosure. PPRO shall implement industry-recognized security standards to prevent the access of Supplied Data by PPRO's other customers or other third parties. Upon the termination of this Agreement for any reason, PPRO shall return to Customer any Supplied Data and Customer Data then in its possession.

      8.6 TERMINATION

      Customer may terminate this agreement upon notice to PPRO in the event that Customer does not accept either the trial version, beta version or final version of the VPM due to its failure to conform to the specifications and requirements of this Agreement. If Customer terminates this Agreement under these conditions, it shall be entitled to an immediate refund of all fees paid to PPRO under this Agreement. Either party may terminate this Agreement immediately upon written notice to the other party in the event any material breach of a term of this Agreement by such other party that remains uncured 30 days after notice of such breach (other than a breach of a payment obligation) was received by such other party or, if the breach is not reasonably capable of cure within 30 days, such longer period, not to exceed 60 days, so long as the cure is commenced within the 30-day period and thereafter is diligently prosecuted to completion as soon as possible and in any event within 60 days.

      8.7 GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with laws of the State of Nevada. This Agreement constitutes the entire agreement between the parties, and there are no understanding or agreements relative hereto other than those that are expressed herein. No change, waiver, or discharge hereof shall be valid unless in writing and executed by the party against whom such change, waiver, or discharge is sought to be enforced.

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                                                   DRUGMAX.COM STATEMENT OF WORK
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      8.8 FORCE MAJEURE

      Force Majeure. Each party to this agreement shall be excused from any delay or failure in its performance hereunder or under any Ancillary Agreement, other than for payment of money, caused by any labor dispute, government requirement, act of God, or any other cause beyond its control. Such party shall undertake reasonable commercial efforts to cure any such failure or delay in performance arising from a force majeure condition, and shall timely advise the other party of such efforts. If such delaying cause shall continue for more than ten (10) days, the party injured by the inability of the other to perform shall have the right upon ten (10) days prior written notice to terminate the Agreement.

      8.9 ARBITRATION AND ATTORNEYS' FEES

      (a) Arbitration

      In the event of a dispute between the parties arising under this Agreement or an Ancillary Agreement, the parties shall submit to binding arbitration in Las Vegas, Nevada, before a single arbitrator knowledgeable of e-commerce under the Commercial Arbitration Rules of the American Arbitration Association, except that temporary restraining orders or preliminary injunctions, or their equivalent, may be obtained from any court of competent jurisdiction. The decision of the arbitrator shall be final and binding with respect to the dispute subject to the arbitration and shall be enforceable in any court of competent jurisdiction. The arbitrator shall not have the power to award any damages of the types excluded by this Agreement, regardless of the nature of the claim.

      (b) Attorneys' Fees

      If any arbitration or litigation is commenced between or among parties to this Agreement or any Ancillary Agreement or their personal representatives concerning any provisions of this Agreement or any Ancillary Agreement, or the rights and duties of any person in relation thereto, the court or arbitrator, as the case may be, may award to the party or parties prevailing in such arbitration or litigation, in addition to such other relief as may be granted, a reasonable sum for their attorneys' fees.

9.0 MUTUAL NONDISCLOSURE

Each undersigned party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose information relating to the Disclosing Party's business including, but not limited to:

      1.    Disclosing Party's affiliate programs

      2.    Transaction and channel partners

      3.    Web site statistics and demographics

      4.    Computer programs

      5.    Names and expertise of employees and consultants

      6.    Know-how

      7.    Formulas

      8.    Processes

      9.    Ideas

      10.   Systems architectures

      11.   Communication methods

      12.   Marketing strategies

                                                   DRUGMAX.COM STATEMENT OF WORK
--------------------------------------------------------------------------------

and, without limitation, other technical, business, financial, customer and product development plans, forecasts, strategies and information, which to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as "Proprietary Information" of the Disclosing Party.

Notwithstanding the foregoing, nothing will be considered "Proprietary Information" of the Disclosing Party unless either:

      (1) it is disclosed in tangible form and is conspicuously marked "Confidential," "Proprietary" or the like, or

      (2) it is first disclosed in non-tangible form and orally identified as confidential at the time of disclosure and is summarized in tangible form conspicuously marked "Confidential" within thirty (30) days of the original disclosure.

In consideration of the parties' discussions and any access the Receiving Party may have to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

1. USE OF PROPRIETARY INFORMATION. The Receiving Party agrees:

      (a) to hold the Disclosing Party's Proprietary Information in confidence and to take reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions that Receiving Party employs with respect to its confidential materials),

      (b) not to divulge any such Proprietary Information or any information derived therefrom to any third person except consultants, subject to the conditions stated below,

      (c) not to make any use whatsoever at any time of such Proprietary Information except to evaluate internally whether to enter into an agreement with the Disclosing Party; and

      (d)   not to copy or reverse engineer any such Proprietary Information.

Any employee or consultant given access to any such Proprietary Information must have a legitimate "need to know" and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing clauses (a), (b), (c) and (d) shall not apply to any information that the Receiving Party can document (1) is generally available to the public, or
(2) was in its possession or known by it prior to receipt from the Disclosing Party, or (3) was rightfully disclosed to it by a third party without restriction, provided the Receiving Party complies with any restrictions imposed by the third party, or (4) was independently developed without use of any Proprietary Information of the Disclosing Party by employees of the Receiving Party who have had no access to such information.

2. RETURN OF PROPRIETARY INFORMATION. Immediately upon (a) the decision by either party not to enter into an agreement contemplated by paragraph 1, or (b) a request by the Disclosing Party at any time which will be effective if actually received or three days after mailed first class postage prepaid to Receiving Party, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof.

                                                   DRUGMAX.COM STATEMENT OF WORK
--------------------------------------------------------------------------------

3. DISCLOSURE. Except to the extent required by law, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated between the parties.

4. MISCELLANEOUS. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, attorneys' fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Proprietary Information.

The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

This Agreement shall be governed by the law of the State of Nevada without regard to the conflicts of law provisions thereof. This Agreement supersedes all prior discussions and writings and constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver. This Agreement shall be construed as to its fair meaning and not strictly for or against either party.

In witness whereof, the parties have executed this Agreement as of the Effective Date of this Agreement above.

PurchasePro.com, Inc.                   DrugMax.com, Inc.


By: /s/ [Illegible] Date: 3/22/00       By: /s/ STEPHEN WATTERS   Date: 3-22-00
   ----------------      --------          --------------------        --------
Title: PRESIDENT                        Title: PRESIDENT
       ---------                               ---------

                                     WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No.                                                   Warrant to Purchase Shares
                                                      of common stock

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                DRUGMAX.COM, INC

In consideration of the sum of Ten dollars ($10.00) previously paid to DRUGMAX.COM, INC., a Nevada corporation (the "Company"), receipt and sufficiency of which are hereby acknowledged, this certifies that, for value received, PURCHASEPRO.COM, INC. or its registered assigns ("Holder") is entitled, subject to the terms and conditions set forth below, to purchase from the Company, in whole or in part that number of fully paid and nonassessable shares of the common stock, par value $0.001 per share, of the Company (the "Warrant Shares") as set forth in Section 2 below and at a purchase price per share (the "Exercise Price") as set forth in Section 2 below. The term "Warrant" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

      1. TERM OF WARRANt. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof (the "Initial Exercise Date"), and ending at 5:00 p.m., Pacific standard time, six months after the Initial Exercise Date (the "Exercise Period"), and shall be void thereafter.

      2. NUMBER OF SHARES, EXERCISE PRICE.

      (a) This Warrant shall be exercisable for two hundred thousand (200,000) shares of common stock of the Company at an exercise price per share of $15.00 (fifteen dollars) (the "Exercise Price"), As adjusted to reflect any stock dividend, stock split or other conversion of the number of shares of the Company into a different number of shares, however denominated.

      3. EXERCISE OF WARRANt.

      (a) This Warrant may be exercised by the Holder by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within 10 days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of common stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares. However, the number of Warrant Shares shall be adjusted to reflect any stock dividend, stock split or other conversion of the number of shares of the Company into a different number of shares, however denominated.

      (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of common stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

      4. NO FRACTIONAL SHARES OR SCRIp. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

      5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

      6. RIGHTS OF STOCKHOLDERS. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the holder of common stock nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the

Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

      7. TRANSFER OF WARRANT.

      (a) WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

      (b) WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the common stock, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

      (c) TRANSFERABILITY AND NONNEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding the foregoing, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or any shares of common stock issued upon exercise hereof (i) in compliance with Rule 144 or Rule 144A of the Act, or (ii) by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 7(c). In addition, if the holder of the Warrant (or any portion thereof) or any common stock issued upon exercise hereof delivers to the Company an unqualified opinion of counsel that no subsequent transfer of such Warrant or common stock shall require registration under the Act, the Company shall, upon such contemplated transfer, promptly deliver new documents/certificates for such Warrant or common stock that do not bear the legend set forth in Section 7(e)(ii) below. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

      (d) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this

Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

      (e) COMPLIANCE WITH SECURITIES LAWS.

            (i) The initial Holder of this Warrant represents and warrants to the Company that it is an institutional accredited investor under the Act and that it has received and reviewed the Form S-1 for the Company's IPO. The initial Holder represents and warrants to the Company that it has all of the information necessary for it to evaluate an investment in the Company's securities. The initial Holder consents to the disclosure of the terms of this Warrant in the Form S-1 and the filing of this Warrant as an exhibit to the Form S-1.

            (ii) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of common stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of common stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon the exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of common stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

            (iii) This Warrant and all shares of common stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES."

            (iv) The Company agrees to remove promptly, upon the request of the holder of this Warrant and Securities issuable upon exercise of the Warrant, the legend set forth in Section 7(e)(ii) above from the documents/certificates for such securities upon full compliance with this Agreement and Rules 144 and 145.

      8. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of common stock upon the exercise of this Warrant (including any adjustment in the number of Warrant Shares pursuant to Section 3(a) above). The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of common stock upon the exercise of this Warrant.

      9. REGISTRATION RIGHTS; COMPANY REGISTRATION.

      (a) If the Company shall determine to register any of its securities either for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

            (i) promptly give to Holder written notice thereof; and

            (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 9(b) below, and in any underwriting involved therein, all or any part (in minimum increments of 100,000 Shares) of the Warrant Shares specified in a written request or requests, made by Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of Holder's Warrant Shares.

      (b) UNDERWRITING. if the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 9(a)(i). In such event, the right of Holder to registration pursuant to this Section 9 shall be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Warrant Shares in the underwriting to the extent provided herein. A Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

      Notwithstanding any other provision of this Section 9, if the representative of the underwriters advises the Company, in good faith, in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Warrant Shares from, or limit the number of Warrant Shares to be included in, the registration and underwriting, If the registration is the first Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities

(including Warrant Shares) to be included in the registration by the Company's stockholders (including the Holder), and such securities shall be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder, or the Company may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration. If such registration is the second or any subsequent Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's stockholders (including the Holder); provided, however, that the aggregate value of Warrant Shares to be included in such registration may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration, to be apportioned pro rata among the holders of registrable securities according to the total amount of securities entitled to be included therein owned by each holder of registrable securities. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Warrant Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      If shares are so withdrawn from the registration or if the number of shares of Warrant Shares to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn.

      10. REGISTRATION ON FORM S-3.

      (a) After its IPO, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of Section 9, Holder shall have the right to request one or more registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Warrant Shares to be disposed of and the intended methods of disposition of such shares by Holder), provided, however, that the Company shall not be obligated to effect any such registration if (i) Holder proposes to sell Warrant Shares on Form S-3 at an aggregate price to the public of less than $500,000, or (ii) in the event the Company shall furnish the certification described in paragraph 10(d)(ii) (but subject to the limitations set forth therein), or (iii) the Company has, within the six (6) month period preceding the date of such request already effected one registration on Form S-3 for the Holders pursuant to this Section 10.

      (b) If a request complying with the requirements of Section 10(a) hereof is delivered to the Company, the provisions of Sections 9(a)(i) and (ii) and
Section 10(c) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 9(b) hereof shall apply to such registration.

      (c) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 10:

            (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

            (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that (i) the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

      (d) Subject to the foregoing clauses (i) and (ii), the Company shall file a registration statement covering the Warrant Shares so requested to be registered as soon as practicable after receipt of the request of Holder; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near fixture and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (C) above) the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the request of Holder, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

      11. EXPENSES OF REGISTRATION. All Registration Expenses (as defined herein) incurred in connection with any registration, qualification or compliance pursuant to Sections 9 and 10 hereof and reasonable fees of one counsel for Holder shall be borne by the Holder. All Selling Expenses (as defined herein) relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf. "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Warrant, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel for the selling stockholders, blue sky fees and expenses, accounting fees and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of additional counsel for the stockholders. Registration Expenses do not include the compensation of regular employees of the Company, which shall be paid in any event by the Company. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Warrant Shares and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

      12. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

      13. MARKET-STANDOFF PROVISIONS. If requested by the Company and an underwriter of the common stock of the Company, Holder shall not sell or otherwise transfer or dispose of any Warrant Shares held by Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the IPO. Holder shall sign at the same time it signs this Warrant the letter requested by Prudential Securities as lead manager in the IPO containing the 180 day lock up restrictions.

      14. MISCELLANEOUS.

      (a) This Warrant shall be governed by the laws of the State of Nevada as applied to agreements entered into in the State of Nevada by and among residents of the State of Nevada.

      (b) In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney's fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party's rights hereunder.

      (c) The rights to cause the Company to register securities granted to a Holder by the Company under Section 10 may be transferred or assigned by Holder only to a transferee or assignee of not less than 100,000, provided that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Warrant.

      (d) This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday or United States federally recognized Holiday, this expiration date for this Warrant shall be extended to 5:00 p.m. Pacific standard time on the business day following such Saturday, Sunday or recognized Holiday.

      IN WITNESS WHEREOF, DRUGMAX.COM, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

      Dated: 3-22, 2000.

                                     HOLDER


                                     /s/ CHRISTOPHER P. [ILLEGIBLE]
                                     -------------------------------------------
                                                   (Signature)

                                     Christopher P. [Illegible]
                                     -------------------------------------------
                                                   (Print Name)


                                     DRUGMAX.COM, INC., a Nevada corporation


                                     By /s/ STEPHEN WATTERS
                                       -----------------------------------------
                                                 Steve Watters
                                           Chief Executive Officer

                               NOTICE OF EXERCISE

To: DRUGMAX.COM, INC.,

      (1) The undersigned hereby elects to purchase shares of common stock of DRUGMAX.COM, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

      (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of common stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of common stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

      (3) Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:


                                     -------------------------------------------
                                                       (Name)


                                     -------------------------------------------
                                                       (Name)

      (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                     -------------------------------------------
                                                       (Name)


---------------------------          -------------------------------------------
(Date)                                                 (Name)

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of common stock set forth below:

          Name of Assignee           Address                 No. of Shares
          ----------------           -------                 -------------

and does hereby irrevocably constitute and appoint Attorney to make such transfer on the books of DRUGMAX.COM, INC., maintained for the purpose, with full power of substitution in the premises.

      The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

      Dated: _________, __


                                         ----------------------------------
                                                 Signature of Holder

                                      SB-11